                                                                    EXHIBIT 10.1

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and effective as of June 25, 1998, by and between EAST-WEST BANK, a California banking corporation (the "Company"), and DOMINIC NG (the "Employee"), with respect to the following facts:

     A. The Company desires to be assured of the continued association and services of the Employee in order to take advantage of his experience, knowledge and abilities in the Company's business, and is willing to employ the Employee, and the Employee desires to be so employed, on the terms and conditions set forth in the Agreement.

     B. The Employee from time to time in the course of his employment may learn trade secrets and other confidential information concerning the Company, and the Company desires to safeguard such trade secrets and confidential information against unauthorized use and disclosure.

     ACCORDINGLY, on the basis of the representations, warranties and covenants contained herein, the parties hereto agree as follows:

     1.   EMPLOYMENT
          ----------

          1.1   Employment. The Company hereby employs the Employee as President
                ----------
and Chief Executive Officer, and the Employee hereby accepts such employment, on the terms and conditions set forth below, to perform during the term of the Agreement such services as are required hereunder.

          1.2   Duties. The Employee shall render such management services to
                ------
the Company, and shall perform such duties and acts, in each case consistent with his position as President and Chief Executive Officer, as reasonably may be required by the Company's Board of Directors (the "Board") in connection with any aspect of the Company's business. The Employee will have such authority, power, responsibilities and duties as are inherent to his positions (and the undertakings applicable to his positions) and necessary to carry out his responsibilities and the duties required of him hereunder.

          1.3   Service to Others. During the period in which the Employee is
                -----------------
employed by the Company, the Employee shall devote substantially all of his productive time, ability and attention to, and shall diligently and conscientiously use his best efforts to further, the Company's business, and shall not, without the prior written consent of the Board, perform such services, for any person other than the Company, which would materially interfere with the performance of his duties hereunder. Notwithstanding the foregoing provisions of this Section 1.3, while the Employee is employed by the Company, he may devote reasonable time to activities other than those required under this Agreement, including the supervision of his personal investments, and activities involving professional, charitable, educational, religious and similar types of organizations, speaking engagements, membership on the boards of directors of other organizations, and similar type activities, to the extent that such other activities do not inhibit or prohibit the performance of the Employee's duties under this Agreement, or conflict in any material way with the business or interests of the Company; provided, however, that the Employee shall not serve on the board of any business, or hold any other position with any business without the consent of the Board.

          1.4   Place of Performance. In connection with his employment with the
                --------------------
Company, the Employee will be based at the principal executive offices of the Company located in the greater Los Angeles metropolitan area.

     2.  COMPENSATION
         ------------

          2.1   Compensation.  As the total consideration for the services
                -------------
which the Employee renders hereunder, the Employee shall be entitled to the following:

                (a) An annual base salary of $450,000, less income tax and other applicable withholdings, payable in installments consistent with the payments practices generally applicable to employees of the Company; provided,
                                                                     --------
however, that effective as of each January 1 during the term of the Employee's employment by the Company, the Board and the Employee shall review the annual base salary and, if appropriate, revise the same (provided that in no event shall the Salary of the Employee be reduced to an amount that is less than $450,000 per year, or to an amount that is less than the amount that he was previously receiving).

                (b) An annual bonus for each fiscal year of the Company, payable not more than ninety (90) days after the end of the fiscal year. The amount of the bonus for each year shall equal fifty percent (50%) of the Employee's annual base salary if the target level of performance criteria is realized, with a greater percentage payable if performance exceeds the target level and a lesser percentage payable if performance is at least at the minimum level but less than target). The exact amount of such increased or reduced percentage shall be equal to the percentage by which actual performance is below or above the target level criteria. The performance criteria for determining the bonus shall be based on achievement of the financial budget for the Company, and such additional criteria as may be determined by the Board after consultation with the Employee.

                (c) Participation in all benefit plans or programs sponsored by the Company for executive officers in general, including, without limitation, participation in any group health, medical reimbursement, dental, disability, accidental death or dismemberment or life insurance plan (the costs, including premiums, of which shall be paid exclusively by the Company), vacation, sick leave, pension, profit sharing and salary continuation plans (including, without limitation, the non-qualified deferred compensation plan and the 401(k) match restoration plan); provided that the plans and programs shall be maintained by the Company on terms no less favorable to the Employee than those plans and programs in effect on the date hereof.

                (d) Reimbursement of any and all reasonable and documented expenses incurred by the Employee from time to time in the performance of his duties hereunder.

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

                (e) Four (4) weeks paid vacation per year, and all paid holidays observed by the Company. In scheduling vacations the Employee shall take into consideration the needs and activities of the Company. If the Employee has not been absent from the Company for two consecutive weeks in the preceding twelve months, no less than two weeks shall be taken consecutively.

                (f) The use of a luxury automobile for business and personal use, together with all reasonable expenses for insurance, fuel, maintenance, repair and registration.

                (g) All initiation fees and membership dues associated with the Employee's membership in professional, country, social and other clubs as may be approved by the Chairman of the Board (or, if the Employee is the Chairman, such other member or members of the Board as may be determined by the Board).

                (h) The Company will, to the maximum extent permitted by law, defend, indemnify and hold harmless the Employee and the Employee's heirs, estate, executors and administrators against any costs, losses, claims, suits, proceedings, damages or liabilities to which the Employee may become subject which arise out of, are based upon or relate to the Employee's employment by the Company (and any predecessor company to the Company), or the Employee's service as an officer or member of the Board of Directors of the Company (or any predecessor company to the Company), including without limitation reimbursement for any legal or other expenses reasonably incurred by the Employee in connection with investigation and defending against any such costs, losses, claims, suits, proceedings, damages or liabilities. The Company shall maintain directors and officers liability insurance in commercially reasonable amounts (as reasonably determined by the Board), and the Employee shall be covered under such insurance to the same extent as other senior management employees of the Company.

                (i) Options to purchase 1,069,875 shares of Common Stock of the Company on the terms and conditions set forth in Exhibit A hereto, with the
                                                     ---------
grant date of June 25, 1998, and a $10.00 per-share exercise price.

                (j) The Company shall pay for the Employee's financial counseling services at the rate of $16,000 per calendar year, with such amount to be payable either for services provided personally to the Employee or, at the election of the Employee, as a member of a group of executives who are eligible for this financial counseling payment.

Notwithstanding anything to the contrary contained herein, the Employee shall not be entitled to the payment of any severance benefit to the extent that such payment shall be deemed a "golden parachute payment" as defined in Section 359.1(f) of the Federal Deposit Insurance Corporation Rules and Regulations.

        2.2  Illness.  Subject to the limitations contained in Section 3.3, if
             -------
the Employee shall be unable to render the services required hereunder on account of personal injuries or physical or mental illness, he shall continue to receive all payments provided in the Agreement; provided, however, that any such
                                                --------
payments may, at the sole option of the Company, be reduced by any amount that the Employee receives for the period covered by such payments as disability compensation under insurance policies, if any, maintained by the Company or under government programs.

        2.3  Excise Tax Gross-Up.
             -------------------

             (a)  If the Employee becomes entitled to one or more payments
(with a "payment" including, without limitation, the vesting of an option or other non-cash benefit or property), whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with the Company or any affiliated company (the "Total Payments"), which are or become subject to the tax imposed by section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any similar tax that may hereafter be imposed (the "Excise Tax"), the Company shall pay to the Employee at the time specified below an additional amount (the "Gross-up Payment") (which shall include, without limitation, reimbursement for any penalties and interest that may accrue in respect of such Excise Tax) such that the net amount retained by the Employee, after reduction for any Excise Tax (including any penalties or interest thereon) on the Total Payments and any federal, state and local income or employment tax and Excise Tax on the Gross-up Payment provided for by this Section 2.3, but before reduction for any federal, state, or local income or employment tax on the Total Payments, shall be equal to the sum of (a) the Total Payments, and (b) an amount equal to the product of any deductions disallowed for federal, state, or local income tax purposes because of the inclusion of the Gross-up Payment in the Employee's adjusted gross income multiplied by the highest applicable marginal rate of federal, state, or local income taxation, respectively, for the calendar year in which the Gross-up Payment is to be made

             (b) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax:

(i) The Total Payments shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless, and except to the extent that, in the written opinion of independent compensation consultants or auditors of nationally recognized standing ("Independent Advisors") selected by the Company and reasonably acceptable to the Employee, the Total Payments (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of section 280G(b)(4) of the Code in excess of the base amount within the meaning of section 280G(b)(3) of the Code or are otherwise not subject to the Excise Tax.

(ii) The amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Total Payments or (B) the total amount of excess parachute payments within the meaning of section 280G(b)(1) of the Code (after applying clause (i) above).

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

(iii) The value of any non-cash benefits or any deferred payment or benefit shall be determined by the Independent Advisors in accordance with the principles of sections 280G(d)(3) and (4) of the Code.

             (c) For purposes of determining the amount of the Gross-up Payment, the Employee shall be deemed (A) to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-up Payment is to be made; (B) to pay any applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year (determined without regard to limitations on deductions based upon the amount of the Employee's adjusted gross income); and
(C) to have otherwise allowable deductions for federal, state, and local income tax purposes at least equal to those disallowed because of the inclusion of the Gross-up Payment in the Employee's adjusted gross income. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, the Employee shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined (but, if previously paid to the taxing authorities, not prior to the time the amount of such reduction is refunded to the Employee or otherwise realized as a benefit by the Employee) the portion of the Gross-up Payment that would not have been paid if such Excise Tax had been applied in initially calculating the Gross-up Payment, plus interest on the amount of such repayment at the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Company shall make an additional Gross-up Payment in respect of such excess (plus any interest and penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.

             (d) The Gross-up Payment provided for above shall be paid on the 30th day (or such earlier date as the Excise Tax becomes due and payable to the taxing authorities) after it has been determined that the Total Payments (or any portion thereof) are subject to the Excise Tax; provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to the Employee on such day an estimate, as determined by the Independent Advisors, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code), as soon as the amount thereof can be determined. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Employee, payable on the fifth day after demand by the Company (together with interest at the rate provided in section 1274(b)(2)(B) of the Code). If more than one Gross-up Payment is made, the amount of each Gross-up Payment shall be computed so as not to duplicate any prior Gross-up Payment. The Company shall have the right to control all proceedings with the Internal Revenue Service that may arise in connection with the determination and assessment of any Excise Tax and, at its sole option, the Company may pursue or forego any and all administrative appeals, proceedings, hearings, and conferences with any taxing authority in respect of such

Excise Tax (including any interest or penalties thereof); provided, however, that the Company's control over any such proceedings shall be limited to issues with respect to which a Gross-up Payment would be payable hereunder, and the Employee shall be entitled to settle or contest any other issue raised by the Internal Revenue Service or any other taxing authority. The Employee shall cooperate with the Company in any proceedings relating to the determination and assessment of any Excise Tax and shall not take any position or action that would materially increase the amount of any Gross-up Payment hereunder.

        3.  TERM OF EMPLOYMENT AND TERMINATION
            ----------------------------------

            3.1  Term.  Unless sooner terminated pursuant to Section 3.2 of
                 ----
the Agreement, the term of employment under the Agreement shall be for a period commencing on the date hereof and ending on the third anniversary date thereof; provided, however, that such term of employment automatically shall be renewed
--------
daily, such that at any time the remaining term shall be equal to three years. However, additional day-to-day renewals may be terminated by either party by delivering written notice of such termination to the other party; provided that such cessation of the automatic renewals shall be effective on the date specified in such written notice; and further provided that such cessation of the automatic renewals by the Board shall be effective only if it is pursuant to a performance evaluation of the Employee by the Board or a finding by a bank regulatory authority in a report of examination or otherwise that management of the Company is unsatisfactory or inadequate.

            3.2  At Will Employment.  Each party hereby acknowledges and
                 ------------------
agrees that, except as expressly set forth in Section 3.3, (i) the Employee's employment under this Agreement is AT WILL and can be terminated at the option of either the Company or the Employee in their sole and absolute discretion, for any or no reason whatsoever, with or without cause, and (ii) no representations, warranties or assurances have been made concerning the length of such employment by the Company.

            3.3  Duties Upon Termination.
                 -----------------------

                 (a) In the event that employment under the Agreement is terminated, neither the Company nor the Employee shall have any remaining duties or obligations hereunder, except that (i) the Company shall pay to the Employee, or his estate, such compensation as is due pursuant to Section 2.1, prorated through the date of termination, (ii) the Employee shall continue to be bound by
Section 4 of the Agreement and (iii) in the event that such employment is terminated (A) by the Company for any reason other than "for cause" (as defined below) or (B) by the Employee with "just reason" (as defined below), the Company shall pay or provide to the Employee, or his estate, (I) a lump sum payment, not later than 30 days after such termination of employment, equal to the greater of
(A) the remaining payments due to the Employee under this contract, including the contributions that would have been made on the Employee's behalf to any employee benefit plans of the Bank during the remaining term of the agreement or
(B) three times the sum of the Employee's annual salary rate in effect on the date of termination plus the annual bonus for the most recent fiscal year prior to the fiscal year in which occurs the Employee's termination of employment, and (II) participation in all benefit plans and programs sponsored by the Company for executive officers in general, all as set forth in Section 2.1(c), and all long-term incentive compensation (including, without limitation, those options set forth in Section 2.1(h)) shall vest at the date of such termination of employment.

                 (b) The Company shall be deemed to have terminated the employment of the Employee "for cause" if, but only if, such termination (i) shall result solely from the Employee's continued and willful failure or refusal to substantially perform his duties in accordance with the terms of the Agreement and shall have been approved by 66.66% of the Board (excluding the Employee); provided, however, that the Employee first shall have received
           --------
written notice specifying the acts or omissions alleged to constitute such failure or refusal and such failure or refusal continues after the Employee shall have had reasonable opportunity (but in no event less than thirty (30) days) to correct the same; (ii) the Employee is subject to a removal proceedings brought by a bank regulatory authority; or (iii) the Employee is formally charged with a felony involving dishonesty or moral turpitude; provided, however, that in the case of clause (ii) next above, if the removal proceeding is unsuccessful, or in the case of clause (iii) next above, if the Employee is not convicted of the felony, the Employee shall not be treated as having been terminated "for cause" and shall be entitled to prompt payment of all amounts described in clause 3.3(a)(iii). For purposes of this paragraph (b), no act, or failure to act, on the Employee's part shall be deemed "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee's action or omission was in the best interest of the Company.

                 (c) The Employee shall be deemed to have terminated his employment with "just reason" if such termination shall result, in whole or in part, from any of the following events:

                      (i) the breach by the Company of any material provision of this Agreement;

                      (ii) receipt by the Employee of a notice from the Company that the Company intends to terminate employment under this Agreement;

                      (iii) the failure of a successor or assign of the Company's rights under this Agreement to assume the Company's duties hereunder;

                      (iv) the Company directs the Employee to perform any unlawful act;

                      (v)    the Employee ceases to be a member of the Board;

                      (vi)   the Employee's duties are materially reduced;

                      (vii) a relocation of the Employee's principal place of employment by more than 25 miles by automobile from 415 Huntington Drive, San Marino, California;

                      (viii) liquidation or dissolution of the Bank; or

                      (ix)   the death or disability of the Employee.

                 (d) The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise. The Company shall not be entitled to set off against the amounts payable to the Employee under this Agreement any amounts owed to the Company by the Employee, any amounts earned by the Employee in other employment after termination of his employment with the Company, or any amounts which might have been earned by the Employee in other employment had he sought such other employment.

      4.  TRADE SECRETS
          -------------

          4.1  Trade Secrets.  The Employee shall not, without the prior
               -------------
written consent of the Board in each instance, disclose or use in any way, during the term of his employment by the Company and for one (1) year thereafter, except as required in the course of such employment, any confidential business or technical information or trade secret of the Company acquired in the course of such employment, whether or not patentable, copyrightable or otherwise protected by law, and whether or not conceived of or prepared by him (collectively, the "Trade Secrets") including, without limitation, any information concerning customer lists, products, procedures, operations, investments, financing, costs, employees, accounting, marketing, salaries, pricing, profits and plans for future development, the identity, requirements, preferences, practices and methods of doing business of specific parties with whom the Company transacts business, and all other information which is related to any product, service or business of the Company, other than information which is generally known in the industry in which the Company transacts business or is acquired from public sources; all of which Trade Secrets are the exclusive and valuable property of the Company ; provided, however, that, following termination of employment, the Employee shall be entitled to retain a copy of any rolodex or other compilation maintained by him of the names of business contacts with their addresses, telephone numbers and similar information.

          4.2  Tangible Items.  All files, accounts, records, documents, books,
               --------------
forms, notes, reports, memoranda, studies, compilations of information, correspondence and all copies, abstracts and summaries of the foregoing, and all other physical items related to the Company, other than a merely personal item, whether of a public nature or not, and whether prepared by the Employee or not, are and shall remain the exclusive property of the Company and shall not be removed from the premises of the Company, except as required in the course of employment by the Company, without the prior written consent of the Board in each instance, and the same shall be promptly returned to the Company by the Employee on the expiration or termination of his employment by the Company or at any time prior thereto upon the request of the Company.

          4.3  Injunctive Relief.  The Employee hereby acknowledges and agrees
               -----------------
that it would be difficult to fully compensate the Company for damages resulting from the breach or threatened breach of this Section 4 and, accordingly, that the Company shall be entitled to seek temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions without the necessity of proving actual damages and without the necessity of posting any bond or other undertaking in connection therewith. This provision with respect to injunctive relief shall not, however, diminish the Company's right to claim and recover damages.

          4.4  "Company".  For the purposes of this Section 4 of the Agreement
                -------
only, the term "Company" shall mean collectively East-West Bank, a California banking corporation, and its successors, assigns and nominees, and all individuals, corporations and other entities that directly, or indirectly through one or more intermediaries, control or are controlled by or are under common control with any of the foregoing.

      5.  MISCELLANEOUS
           -------------

          5.1  Severable Provisions.  The provisions of the Agreement are
               --------------------
severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

          5.2  Successors and Assigns.  All of the terms, provisions and
               ----------------------
obligations of the Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, representatives, successors and assigns. Notwithstanding the foregoing, neither the Agreement nor any rights hereunder shall be assigned, pledged, hypothecated or otherwise transferred by the Employee without the prior written consent of the Board in each instance.

          5.3  Governing Law.  The validity, construction and interpretation of
               -------------
the Agreement shall be governed in all respects by the laws of the State of California applicable to contracts made and to be performed within that State.

          5.4  Headings.  Section and subsection headings are not to be
               --------
considered part of the Agreement and are included solely for convenience and reference and in no way define, limit or describe the scope of the Agreement or the intent of any provisions hereof.

          5.5  Entire Agreement.  The Agreement constitutes the entire
               ----------------
agreement between the parties hereto pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, relating to the subject matter of the Agreement. No supplement, modification, waiver or termination of the Agreement shall be valid unless executed by the party to be bound thereby. No waiver of any of the provisions of the Agreement shall be deemed to or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          5.6  Notice.  Any notice or other communication required or
               ------
permitted hereunder shall be in writing and shall be deemed to have been given
(i) if personally delivered, when so delivered, (ii) if mailed, one (1) week after having been placed in the United States mail, registered or certified, postage prepaid, addressed to the party to whom it is directed at the address set forth below or (iii) if given by telex or telecopier, when such notice or other communication is transmitted to the telex or telecopier number specified below and the appropriate answerback or telephonic confirmation is received. Either party may change the address to which such notices are to be addressed by giving the other party notice in the manner herein set forth.

          5.7  Attorneys' Fees.  The Company will reimburse the Employee for the
               ---------------
reasonable attorney fees incurred in connection with the negotiation of this Agreement. In the event any party takes legal action to enforce any of the terms of the Agreement, the unsuccessful party to such action shall pay the successful party's expenses, including attorneys' fees, incurred in such action.

          5.8  Third Parties.  Nothing in the Agreement, expressed or implied,
               -------------
is intended to confer upon any person other than the Company or the Employee any rights or remedies under or by reason of the Agreement.

          5.9  Arbitration.  Any controversy arising out of or relating to this
               -----------
Agreement or the transactions contemplated hereby shall be referred to arbitration before the American Arbitration Association strictly in accordance with the terms of this Agreement and the substantive law of the State of California. The board of arbitrators shall convene at a place mutually acceptable to the parties in the State of California and, if the place of arbitration cannot be agreed upon, arbitration shall be conducted in Los Angeles. The parties hereto agree to accept the decision of the board of arbitrators, and judgment upon any award rendered hereunder may be entered in any court having jurisdiction thereof. Neither party shall institute a proceeding hereunder until that party has furnished to the other party, by registered mail, at least thirty (30) days' prior written notice of its intent to do so.

          5.10  Construction.  This Agreement was reviewed by legal counsel for
                ------------
each party hereto and is the product of informed negotiations between the parties hereto. If any part of this Agreement is deemed to be unclear or ambiguous, it shall be construed as if it were drafted jointly by the parties. Each party hereto acknowledges that no party was in a superior bargaining position regarding the substantive terms of this Agreement.

          5.11  Consent to Jurisdiction.  Subject to Section 5.9, each party
                -----------------------
hereto, to the fullest extent it may effectively do so under applicable law, irrevocably (i) submits to the exclusive jurisdiction of any court of the State of California or the United States of America sitting in the City of Los Angeles over any suit, action or proceeding arising out of or relating to this Agreement, (ii) waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the establishment of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, (iii) agrees that a judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in the courts of the United States of America or the State of California (or any other courts to the jurisdiction of which such party is or may be subject) by a suit upon such judgment and (iv) consents to process being served in any such suit, action or proceeding by mailing a copy thereof by registered or certified air mail, postage prepaid, return receipt requested, to the address of such party specified in or designated pursuant to
Section 5.6. Each party agrees that such service (i) shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such party.

          5.12  Legal Counsel.  EACH PARTY HEREBY ACKNOWLEDGES THAT IN
                -------------
CONNECTION WITH THIS AGREEMENT IT HAS SOUGHT THE ADVICE OF SUCH INDEPENDENT LEGAL COUNSEL AS IT SHALL HAVE DETERMINED TO BE NECESSARY OR ADVISABLE IN ITS SOLE AND ABSOLUTE DISCRETION.


          IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be executed as of the date and year first set forth above.

                              EAST-WEST BANK

                              By: _______________________________
                                    Authorized Representative
                                    415 Huntington Drive
                                    San Marino, California 91108
                                    Telecopier Number: (626) 799-2799

                                    _____________________________
                                    DOMINIC NG
                                    _____________________________
                                    _____________________________
                                    Telecopier Number: ____________

                                   EXHIBIT A

                                 EAST WEST BANK

                       1998 EMPLOYEE STOCK INCENTIVE PLAN

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                      ------------------------------------

          This Stock Option Agreement ("Agreement") is made and entered into as of the Date of Grant indicated below by and between East West Bank, as a California banking corporation (the "Company"), and the person named below ("Participant").

          WHEREAS, Participant is an employee, director or independent contractor of the Company or one or more of its subsidiaries; and

          WHEREAS, pursuant to the Company's 1998 Employee Stock Incentive Plan (the "Plan"), the committee of the Board of Directors of the Company administering the Plan (the "Committee") has approved the grant to Participant of an option to purchase shares of the common stock of the Company (the "Common Stock"), on the terms and conditions set forth herein; and

          WHEREAS, the amount of compensation the recipient of the Option (as defined below) could receive hereunder is based solely on an increase in the value of the stock of the Company after the date of the grant;

          NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto agree as follows:

          1.   Grant Of Option: Certain Terms and Conditions.  The Company
               ---------------------------------------------
hereby grants to Participant, and Participant hereby accepts, as of the Date of Grant, an option to purchase the number of shares of Common Stock indicated below (the "Option Shares") at the Exercise Price per share indicated below, which option shall expire at 5:00 p.m., California time, on the Expiration Date indicated below and shall be subject to all of the terms and conditions set forth in this Agreement (the "Option"). On each anniversary of the Date of Grant, the option shall become exercisable to purchase, and shall vest with respect to, that number of Option Shares (rounded to the nearest whole share) equal to the total number of Options Shares multiplied by the Annual Vesting Rate indicated below.

          Participant:                       Dominic Ng

          Date of Grant:                     June 25, 1998

          Number of shares purchasable:      1,069,875 shares

          Exercise Price per share:          $10.00

          Annual Vesting Rate:               25%

          Expiration Date:                   June 25, 2008

The Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (an "Incentive Stock Option").

          2.   Acceleration and Termination of Option.
               --------------------------------------

               (A)  Change in Control.  The Option shall become fully vested and
                    -----------------
exercisable upon the date of a Change in Control, if the date on which the Employee's employment with the Company and all of its subsidiaries (such event shall be referred to herein as the "Termination" of Employee's "Employment") does not occur before the Change in Control. "Change in Control" shall mean the first to occur of the following events:

                    (I) any date upon which the directors of the Company who were last nominated by the Board of Directors (the "Board") for election as directors cease to constitute a majority of the directors of the Company;

                    (II) the date of the first public announcement that any
               person or entity, together with all Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such person or entity, shall have become the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company representing 25% or more of the voting power of the Company (as a "25% Stockholder"); provided, however, that the terms "person" and
                              --------  -------
               "entity," as used in this clause (B), shall not include (1) the Company or any of its subsidiaries, (2) any employee benefit plan of the Company or any of its subsidiaries, (3) any entity holding voting securities of the Company for or pursuant to the terms of any such plan, (4) any person or entity if the transaction that resulted in such person or entity becoming a 25% Stockholder was approved in advance by the Board or (5) any person or entity who is a 25% Stockholder on the date of adoption of the Plan by the Board; or

                    (III) a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation the sole purpose of which is to change the Company's domicile solely within the United States) the consummation of which results in the outstanding securities of any class then subject to the Option being exchanged for or converted into cash, property or a different kind of securities; provided, however, that a Change in
                                             --------  -------
               Control shall not be deemed to occur if, as a result of such reorganization, merger or consolidation of the Company, the securities of any class then subject to the Option (the "Option Securities") are exchanged for or converted into securities that represent the same beneficial ownership of the Company and possess the same voting, liquidation and other rights to which the Option Securities were entitled immediately prior to such reorganization, merger or consolidation.

               (B)  Termination of Employment
                    -------------------------

                    (I)  Termination.  If the Employee's Employment is
                         -----------
Terminated for any reason, including termination with "just reason" (as defined in the Employment Agreement), and including termination for non-renewal of the Employment Agreement term, but not including termination by the Company "for cause" (as defined in the Employment Agreement), and not including voluntary resignation by the Employee, the Option shall become fully vested and exercisable upon such termination, and shall remain exercisable (by the Employee or, in the event of the Employee's death, the Employee's estate or beneficiary designated by the Employee) until the Expiration Date. For purposes of this Option Agreement, the "Employment Agreement" shall be the employment agreement between the Employee and the Company dated June 25, 1998.

                    (II) Voluntary Resignation.  If Employee's Employment is
                         ---------------------
Terminated by reason of Employee's voluntary resignation, (A) the portion of the Option that has not vested on or prior to the date of such Termination of Employment shall terminate on such date and (B) the remaining vested portion of the Option shall continue to be exercisable (by the Employee or, in the event of the Employee's death, the

Employee's estate or beneficiary designated by the Employee) until the three-year anniversary of the date of such Termination of Employment, at which time it shall terminate.

                    (III) Termination for Cause.  If Employee's Employment is
                          ---------------------
Terminated by the Company "for cause" (as defined in the Employment Agreement), then the Option shall terminate upon the date of such Termination of Employment.

               (C)  Other Events Causing Acceleration of Option.  The Committee,
                    -------------------------------------------
in its sole discretion, may accelerate the exercisability of the Option at any time and for any reason.

               (D)  Other Events Causing Termination of Option.  Notwithstanding
                    ------------------------------------------
anything to the contrary contained in this Agreement, the Option shall terminate upon the consummation of any of the following events, or, if later, the thirtieth day following the first date upon which such event shall have been approved by both the Board and the shareholders of the Company:

                    (I)   the dissolution or liquidation of the Company; or

                    (II) as a sale of substantially all of the property and assets of the Company, unless the terms of such sale shall provide otherwise.

          3.   Adjustments.   In the event that the outstanding securities of
               -----------
the class then subject to the Option are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split or the like, or in the event that substantially all of the property and assets of the Company are sold, then, unless such event shall cause the Option to terminate pursuant to Section 2(d) hereof, the Committee shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may thereafter be acquired upon the exercise of the Option; provided, however, that any such adjustments in the
                        --------  -------
Option shall be made without changing the aggregate Exercise Price of the then unexercised portion of the Option.

          4.   Exercise.
               --------

               (A) The Option shall be exercisable during Participant's lifetime only by Participant or by his or her guardian or legal representative, and after Participant's death only by the person or entity entitled to do so under Participant's last will and testament or applicable intestate law. The Option may only be exercised by the delivery to the Company of a written notice of such exercise, which notice shall specify the number of Option Shares to be purchased (the "Purchased Shares") and the aggregate Exercise Price for such shares (the "Exercise Notice"), together with payment in full of such aggregate Exercise Price in cash or by check payable to the Company; provided, however, that payment of such
                                    --------  -------
aggregate Exercise Price may instead be made, in whole or in part, by the delivery to the Company of a certificate or certificates representing shares of Common Stock, duly endorsed or accompanied by duly executed stock powers, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value (as defined below) thereof on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring such shares of Common Stock.

               (B) The "Fair Market Value" of a Common Share on any date (the "Determination Date") shall be equal to the closing price per Common Share on the business day immediately preceding the Determination Date, as reported in The Wall Street Journal, Western Edition, or, if no closing price was so reported for such immediately preceding business day, the closing price for the next preceding business day for which a closing price was so reported, or, if no closing price was so reported for any of the 30 business days immediately preceding the Determination Date, the average of the high bid and low asked prices per Common Share on the business day immediately preceding the Determination Date in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if the Common Shares were not quoted by any such organization on such immediately preceding business day, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the Common Shares selected by the Board.

          5.   Payment of Withholding Taxes.  If the Company becomes obligated
               ----------------------------
to withhold an amount on account of any tax imposed as a result of the exercise of the Option, including, without limitation, any federal, state, local or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax, then Participant shall, on the first day upon which the Company becomes obligated to pay such amount to the appropriate taxing authority, pay such amount to the Company in cash or by check payable to the Company, or by shares of Company stock owned by the Employee or otherwise distributable pursuant to the exercise of the Option (except that, if shares are used to satisfy such withholding obligation, the Company may impose such reasonable restrictions relating to the delivery of mature shares as may be necessary to avoid the Company incurring a charge to earnings as a result of such use of shares).

          6.   Notices.  All notices and other communications required or
               -------
permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or five days after mailing by certified or registered mail, postage prepaid, return receipt requested, to the Company at 415 Huntington Drive, San Marino, California 91108, Attention: Chief Financial Officer, or to Participant at the address set forth beneath his or her signature on the signature page hereto, or at such other addresses as they may designate by written notice in the manner aforesaid.

          7.   Stock Exchange Requirements: Applicable Laws.  Notwithstanding
               --------------------------------------------
anything to the contrary in this Agreement, no shares of stock purchased upon exercise of the Option, and no certificate representing all or any part of such shares, shall be issued or delivered if (i) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (ii) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any federal, state or other securities law, or any requirement of any stock exchange listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.

          8.   Nontransferability.  Neither the Option nor any interest therein
               ------------------
may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.

          9.   Plan.  The Option is granted pursuant to the Plan, as in effect
               ----
on the Date of Grant, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no
                                                    --------  -------
such amendment shall deprive Participant, without his or her consent, of the Option or of any of Participant's rights under this Agreement. The interpretation and construction by the Committee of the Plan, this Agreement, the Option and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan shall be final and binding upon Participant. Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to Participant or any other person or entity then entitled to exercise the Option.

          10.  Shareholder Rights.  No person or entity shall be entitled to
               ------------------
vote, receive dividends or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement.

          11.  Employment or Contract Rights.  No provision of this Agreement or
               -----------------------------
of the Option granted hereunder shall (i) confer upon Participant any right to continue in the employ of or contract with the Company or any of its subsidiaries, (ii) affect the right of the Company and each of its subsidiaries to terminate the employment or contract of Participant, with or without cause, or (iii) confer upon Participant any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the Plan. PARTICIPANT HEREBY ACKNOWLEDGES AND AGREES THAT THE COMPANY AND EACH OF ITS SUBSIDIARIES MAY TERMINATE THE EMPLOYMENT OR CONTRACT OF PARTICIPANT AT ANY TIME AND FOR ANY REASON, OR FOR NO REASON, UNLESS PARTICIPANT AND THE COMPANY OR SUCH SUBSIDIARY ARE PARTIES TO A WRITTEN EMPLOYMENT OR INDEPENDENT CONTRACTOR AGREEMENT THAT EXPRESSLY PROVIDES OTHERWISE.

          12.  Governing Law.  This Agreement and the Option granted hereunder
               -------------
shall be governed by and construed and enforced in accordance with the laws of the State of California without reference to choice or conflict of law principles.

          IN WITNESS WHEREOF, the Company and Participant have duly executed this Agreement as of the Date of Grant.

                              EAST-WEST BANK


                              By _________________________
                                 Authorized Representative


                              PARTICIPANT

                              ____________________________
                              Signature of Dominic Ng